Exhibit (g)(7)

Amendment No. 4 to Amended and Restated Master Advisory Fee Waiver Agreement

This AMENDMENT NO. 4 (this “Amendment”) to the Amended and Restated Master Advisory Fee Waiver Agreement dated December 1, 2019 (the “Agreement”) is made as of this 24th day of March, 2021, by and among BlackRock Advisors, LLC (the “Adviser”) and each investment company listed on Schedule A attached hereto (each, a “Fund”).

WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended, as a closed-end management company;

WHEREAS, each Fund that is currently party to the Agreement is organized as a statutory trust under the laws of the State of Delaware, a business trust under the laws of the Commonwealth of Massachusetts, a corporation under the laws of the State of Maryland or a statutory trust under the laws of the State of Maryland;

WHEREAS, BlackRock Innovation and Growth Trust is a newly organized statutory trust under the laws of the State of Maryland and desires to be added as a party to the Agreement;

WHEREAS, BlackRock Hedge Fund Guided Portfolio Solution is a newly organized statutory trust under the laws of the State of Delaware and desires to be added as a party to the Agreement; and

WHEREAS, the Adviser and the Funds desire to amend and restate Schedule A to the Agreement to reflect the addition of BlackRock Innovation and Growth Trust and BlackRock Hedge Fund Guided Portfolio Solution (together, the “New Funds”) as parties to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.     Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.

(a)

Except as expressly amended and provided herein, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment with respect to the New Funds and the terms of the Agreement, this Amendment shall control.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers as of the day and year first above written.

EACH OF THE FUNDS LISTED ON SCHEDULE A ATTACHED HERETO

By:	/s/ Trent Walker
Name:	Trent Walker
Title:	Chief Financial Officer

BLACKROCK ADVISORS, LLC

By:	/s/ Trent Walker
Name:	Trent Walker
Title:	Managing Director

[Signature Page to Amendment No. 4 to Amended and Restated Master Advisory Fee Waiver Agreement]

AMENDED AND RESTATED SCHEDULE A

Closed-End Fund Master Advisory Fee Waiver Agreement

(Dated as of March 24, 2021)

1.	BBN	BlackRock Taxable Municipal Bond Trust	June 30, 2022

2.	BFZ	BlackRock California Municipal Income Trust	June 30, 2022

3.	BHK	BlackRock Core Bond Trust	June 30, 2022

4.	HYT	BlackRock Corporate High Yield Fund, Inc.	June 30, 2022

5.	BTZ	BlackRock Credit Allocation Income Trust	June 30, 2022

6.	DSU	BlackRock Debt Strategies Fund, Inc.	June 30, 2022

7.	BGR	BlackRock Energy and Resources Trust	June 30, 2022

8.	CII	BlackRock Enhanced Capital and Income Fund, Inc.	June 30, 2022

9.	BDJ	BlackRock Enhanced Equity Dividend Trust	June 30, 2022

10.	EGF	BlackRock Enhanced Government Fund, Inc.	June 30, 2022

11.	FRA	BlackRock Floating Rate Income Strategies Fund, Inc.	June 30, 2022

12.	BGT	BlackRock Floating Rate Income Trust	June 30, 2022

13.	BOE	BlackRock Enhanced Global Dividend Trust	June 30, 2022

14.	BME	BlackRock Health Sciences Trust	June 30, 2022

15.	BKT	BlackRock Income Trust, Inc.	June 30, 2022

16.	BGY	BlackRock Enhanced International Dividend Trust	June 30, 2022

17.	BKN	BlackRock Investment Quality Municipal Trust, Inc.	June 30, 2022

18.	BLW	BlackRock Limited Duration Income Trust	June 30, 2022

19.	BTA	BlackRock Long-Term Municipal Advantage Trust	June 30, 2022

20.	BZM	BlackRock Maryland Municipal Bond Trust	June 30, 2022

21.	MHE	BlackRock Massachusetts Tax-Exempt Trust	June 30, 2022

22.	BIT	BlackRock Multi-Sector Income Trust	June 30, 2022

23.	MUI	BlackRock Muni Intermediate Duration Fund, Inc.	June 30, 2022

24.	MUA	BlackRock MuniAssets Fund, Inc.	June 30, 2022

25.	BBF	BlackRock Municipal Income Investment Trust	June 30, 2022

26.	BYM	BlackRock Municipal Income Quality Trust	June 30, 2022

27.	BFK	BlackRock Municipal Income Trust	June 30, 2022

28.	BLE	BlackRock Municipal Income Trust II	June 30, 2022

29.	BTT	BlackRock Municipal 2030 Target Term Trust	June 30, 2022

30.	MEN	BlackRock MuniEnhanced Fund, Inc.	June 30, 2022

31.	MUC	BlackRock MuniHoldings California Quality Fund, Inc.	June 30, 2022

32.	MHD	BlackRock MuniHoldings Fund, Inc.	June 30, 2022

33.	MFL	BlackRock MuniHoldings Investment Quality Fund	June 30, 2022

34.	MUJ	BlackRock MuniHoldings New Jersey Quality Fund, Inc.	June 30, 2022

35.	MHN	BlackRock MuniHoldings New York Quality Fund, Inc.	June 30, 2022

36.	MUE	BlackRock MuniHoldings Quality Fund II, Inc.	June 30, 2022

37.	MVT	BlackRock MuniVest Fund II, Inc.	June 30, 2022

38.	MVF	BlackRock MuniVest Fund, Inc.	June 30, 2022

39.	MZA	BlackRock MuniYield Arizona Fund, Inc.	June 30, 2022

40.	MYC	BlackRock MuniYield California Fund, Inc.	June 30, 2022

41.	MCA	BlackRock MuniYield California Quality Fund, Inc.	June 30, 2022

42.	MYD	BlackRock MuniYield Fund, Inc.	June 30, 2022

43.	MYF	BlackRock MuniYield Investment Fund	June 30, 2022

44.	MFT	BlackRock MuniYield Investment Quality Fund	June 30, 2022

45.	MIY	BlackRock MuniYield Michigan Quality Fund, Inc.	June 30, 2022

46.	MYJ	BlackRock MuniYield New Jersey Fund, Inc.	June 30, 2022

47.	MYN	BlackRock MuniYield New York Quality Fund, Inc.	June 30, 2022

48.	MPA	BlackRock MuniYield Pennsylvania Quality Fund	June 30, 2022

49.	MQT	BlackRock MuniYield Quality Fund II, Inc.	June 30, 2022

50.	MYI	BlackRock MuniYield Quality Fund III, Inc.	June 30, 2022

51.	MQY	BlackRock MuniYield Quality Fund, Inc.	June 30, 2022

52.	BLJ	BlackRock New Jersey Municipal Bond Trust	June 30, 2022

53.	BNJ	BlackRock New Jersey Municipal Income Trust	June 30, 2022

54.	BSE	BlackRock New York Municipal Income Quality Trust	June 30, 2022

55.	BNY	BlackRock New York Municipal Income Trust	June 30, 2022

56.	BFY	BlackRock New York Municipal Income Trust II	June 30, 2022

57.	BCX	BlackRock Resources & Commodities Strategy Trust	June 30, 2022

58.	BST	BlackRock Science and Technology Trust	June 30, 2022

59.	BUI	BlackRock Utilities, Infrastructure & Power Opportunities Trust	June 30, 2022

60.	BHV	BlackRock Virginia Municipal Bond Trust	June 30, 2022

61.	BSD	The BlackRock Strategic Municipal Trust	June 30, 2022

62.	BGIO	BlackRock 2022 Global Income Opportunities Trust	June 30, 2022

63.	—	BlackRock Multi-Sector Opportunities Trust	June 30, 2022

64.	—	BlackRock Multi-Sector Opportunities Trust II	June 30, 2022

65.	—	BlackRock Credit Strategies Fund	June 30, 2022

66.	BSTZ	BlackRock Science and Technology Trust II	June 30, 2022

67.	BMEZ	BlackRock Health Sciences Trust II	June 30, 2022

68.	BCAT	BlackRock Capital Allocation Trust	June 30, 2022

69.	BPIF	BlackRock Private Investments Fund	June 30, 2023

70.	BIGZ	BlackRock Innovation and Growth Trust	June 30, 2023

71.	—	BlackRock Hedge Fund Guided Portfolio Solution	June 30, 2023

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